REIMBURSEMENT AGREEMENT

                                   dated as of

                                November 20, 1997

                                      among


                        MOVIEPLEX REALTY LEASING, L.L.C.,


                           The Lenders Listed Herein,

                                       and

                              WACHOVIA BANK, N.A.,
                                    as Agent

                             REIMBURSEMENT AGREEMENT


                  REIMBURSEMENT AGREEMENT dated as of November 20, 1997 among MOVIEPLEX REALTY LEASING, L.L.C., a New Jersey limited liability company, the LENDERS listed on the signature pages hereof and WACHOVIA BANK, N.A., as Agent.

                  The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01 Definitions. Certain capitalized terms used in this Agreement and not defined herein have the meanings set forth in the form of Lease set forth on Exhibit G and incorporated herein by reference. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

                  "Additional Rent" has the meaning set forth in the Lease.

                  "Additional Rent Collateral Reserve Account" has the meaning set forth in Section 2.02.

                  "Adjusted London Interbank Offered Rate" means for any Interest Period for any Euro-Dollar Rate Tender Advance a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

                  "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agency and Development Agreement" has the meaning set forth in the Lease.

                  "Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Lenders hereunder, and its successors and permitted assigns in such capacity.

                  "Agent's Letter Agreement" means that certain letter agreement, dated as of March 18, 1997 between Lessor, Lessee, and the Agent relating to the structure of the Letters of Credit, and certain fees from time to time payable by Lessor and Lessee to the Agent, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Agreement" means this Reimbursement Agreement, together with all amendments, consolidations, modifications, renewals and supplements hereto.

                  "Applicable Completion Date" has the meaning set forth in the Lease.

                  "Assignee" has the meaning set forth in Section 9.08(c).

                  "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached as Exhibit C.

                  "Assignment of Rents" means the Assignment of Rents executed and delivered by Lessor, substantially in the form of Exhibit J, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Authority" has the meaning set forth in Section 8.02.

                  "Base Rate" means for any Base Rate Tender Advance for any day, a rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

                  "Base Rate Election" has the meaning set forth in Section 2.01(e)(iii).

                  "Base Rate Tender Advance" means a Tender Advance which bears or is to bear interest at a rate based upon the Base Rate, and is to be made or continued as or converted to a Base Rate Tender Advance as a result of a Base Rate Election pursuant to Section 2.01(e)(iii) or pursuant to the provisions of
Article VIII, as applicable.

                  "Bonds" means individually and collectively, as the context shall require, the Series A Bonds and the Series B Bonds.

                  "Bond Fund" has the meaning set forth in the Indenture.

                  "Capital Stock" means any nonredeemable limited liability company membership interests and/or capital stock of Lessor, whether common or preferred.

                  "CERCLA"  means  the  Comprehensive   Environmental   Response
Compensation and Liability Act, 42 U.S.C. ss. 9601 et. seq. and its implementing regulations and amendments.

                  "CERCLIS"  means  the  Comprehensive   Environmental  Response
Compensation and Liability Inventory System established pursuant to CERCLA.

                  "Change of Law" has the meaning set forth in Section 8.02.

                  "Closing Certificate" has the meaning set forth in Section 3.01(e).

                  "Closing Date" means November 20, 1997.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

                  "Collateral" means any and all collateral security consisting of personal and/or real property, granted by Lessor or any other Person to secure the Obligations, including without limitation, all such collateral security granted under the Operative Documents.

                  "Commitment" means any one, or more, or all, as the context shall require, of the LC Issuer Commitments and the LC Participant Commitments.

                  "Common Member" *[material omitted]

                  "Common Membership Interests" *[material omitted]

                  "Compliance Certificate" has the meaning set forth in the Lease.

                  "Consolidated Cash Flow" has the meaning set forth in the Lease.

                  "Construction  Commencement Date" has the meaning set forth in
Section 3.02(c).

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Lessor, are treated as a single employer under Section 414 of the Code.

                  "Debt" of any Person means at any date,  without  duplication,
(i) all obligations of such Person for borrowed money (including, without limitation, obligations under leases which are intended to be operating leases for purposes of GAAP and financing leases for property and bankruptcy purposes),
(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person,
(ix) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any), and (x) all Debt of others Guaranteed by such Person.

                  "Debt to Cash Flow Ratio" means Lessee's ratio of Consolidated Funded Debt to Consolidated Cash Flow determined in accordance with Section 2.1(v) of the Lease.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Rate" means, with respect to any Reimbursement Obligations, on any day, the sum of 2% plus the then highest interest rate or fee which may be applicable hereunder (irrespective of whether any such type of Reimbursement Obligations or fees are actually outstanding hereunder).

---------------
* Deleted per the Registrant's request for confidential treatment and filed separately with the Commission pursuant to Rule 24b-2.

                  "Deferred Maintenance Obligation" has the meaning set forth in the Lease.

                  "Disbursement Request" means a "Requisition", as defined in the Indenture, by Lessor for a Project Cost Disbursement pursuant to the Indenture.

                  "Distribution" means any distribution payable to the Preferred Member or the Common Members pursuant to and in accordance with the provisions of the Operating Agreement.

                  "Distribution  Payment  Date"  has the  meaning  set  forth in
Section 2.02.

                  "Dividends" means for any period the sum of all dividends and other distributions paid or declared during such period in respect of any Capital Stock and Redeemable Preferred Stock (other than dividends paid or payable in the form of additional Capital Stock).

                  "Dollars" or "$" means dollars in lawful currency of the United States of America.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

                  "Eligible Lender" means (i) with respect to an LC Issuer, a Lender which is rated at least A-1 by S&P and P-1 by Moody's, and (ii) with respect to an LC Participant, a Lender whose senior debt rating is equal to or better than a rating of A- by S&P and A3 by Moody's.

                  "Eligible Preferred Member Assignee" *[material omitted]

                  "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                  "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of Lessor required by any Environmental Requirement.

                  "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                  "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                  "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.
---------------
* Deleted per the Registrant's request for confidential treatment and filed separately with the Commission pursuant to Rule 24b-2.

                  "Environmental    Proceedings"    means   any    judicial   or
administrative proceedings arising from or in any way associated with any Environmental Requirement.

                  "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                  "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to Lessor or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Euro-Dollar Rate" means for any Euro-Dollar Rate Tender Advance for any applicable Interest Period, a rate per annum equal to the sum of: (i) the Adjusted London Interbank Offered Rate (as determined by the Agent for each applicable Interest Period, so long as the Euro-Dollar Rate Election is in effect pursuant to Section 2.01(e)(iii), with reference to the amount of the Tender Advance); plus (ii) the amount of the fee which would be payable to such LC Issuer pursuant to Section 2.01(h) if its Letter of Credit had remained outstanding; plus (iii) 0.25%, for each applicable Interest Period for which the Euro-Dollar Rate Election is in effect or until, but excluding, the date such Tender Advance is paid in full.

                  "Euro-Dollar  Rate  Election"  has the  meaning  set  forth in
Section 2.01(e)(ii).

                  "Euro-Dollar Rate Tender Advance" means a Tender Advance which bears or is to bear interest at a rate based upon the Adjusted London Interbank Offered Rate, and is to be made or continued as or converted to a Euro-Dollar Rate Tender Advance as a result of a Euro-Dollar Rate Election pursuant to
Section 2.01(e)(iii).

                  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Tender Advances is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Excess Income" has the meaning set forth in Section 2.02.

                  "Expiry Date" means November 5, 2002, or such later date, if any, to which the Expiry Date has been extended pursuant to Section 2.01(a).

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined by the Agent.

                  "Final Project Completion Date" has the meaning set forth in the Lease.

                  "Fiscal Quarter" means any fiscal quarter of Lessor.

                  "Fiscal Year" means any fiscal year of Lessor.

                  "Fund" means any of the funds established under the Indenture.

                  "Fund Account Security Agreement" means the Fund Account Collateral Assignment and Security Agreement executed and delivered by Lessor, substantially in the form of Exhibit K, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Funded Debt" has the meaning set forth in the Lease.

                  "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

                  "Governmental Rule" has the meaning set forth in Section 2.01(j).

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof,
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                  "Holders" means holders of the Bonds from time to time pursuant to the Indenture.

                  "Impositions" means all fees, costs, taxes, indemnification amounts, charges and other expenses payable by Lessor under Article VIII, and Sections 2.01, 2.04, 7.05, Sections 9.03 and 9.04, or under any of the other Operative Documents.

                  "Indenture" means that certain indenture by and between the Trustee and Lessor dated as of November 1, 1997, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Individual Properties" means,  individually and collectively, as the context may require, Movie Theaters acquired, assembled, and/or constructed on real property owned, or, with the prior written consent of the Agent and the Lenders, leased, by Lessor, which Individual Properties are then leased by Lessor, as lessor, to Lessee pursuant to the terms of the Lease.

                  "Ineligible Lender" means (i) with respect to an LC Issuer, a Lender which is rated below A-1 by S&P or P-1 by Moody's, and (ii) with respect to an LC Participant, a Lender whose senior debt rating is below a rating of A-by S&P or A3 by Moody's.

                  "Ineligible Lender At Risk Amount" has the meaning set forth in Section 2.01(b)(ii).

                  "Interest Period" means, with respect to each Euro-Dollar Tender Advance, during the period any Euro-Dollar Rate Election is in effect pursuant to Section 2.01(e)(iii): (i) the period commencing on the date of such Euro-Dollar Rate Tender Advance and ending on the numerically corresponding day in the first month thereafter; and (ii) each 1 month period commencing on the last day of the previous Interest Period and ending on the numerically corresponding day in the next month thereafter, unless and until Lessor notifies the Agent and the relevant LC Issuer pursuant to Section 2.01(e)(iii) that it has elected the Base Rate Election for such Tender Advance (in which event such Tender Advance shall become a Base Rate Tender Advance on the last day of the then existing Interest Period); provided that:

                  (a) any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                  (c) no Interest Period shall be effective for a period which would begin before the maturity date of the relevant Reimbursement Note and would otherwise end after such maturity date, and in such case, such Tender Advance shall be treated for such period as a Base Rate Tender Advance.

                  "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

                  "Land Acquisition Date" has the meaning set forth in Section 3.02(b).

                  "LC Issuer" means each bank or financial institution listed on the signature pages hereof as having an LC Issuer Commitment, and its successors and assigns.

                  "LC Issuer  Commitment" means, with respect to each LC Issuer,
(i) the amount set forth as such opposite the name of such LC Issuer on the signature pages hereof, and (ii) as to any LC Issuer which enters into any Assignment and Acceptance (whether as transferor LC Issuer or as Assignee thereunder), the amount of such LC Issuer's LC Issuer Commitment after giving effect to such Assignment and Acceptance.

                  "LC Participant" refers only to participants in the Wachovia Letter of Credit (and not to any Person which purchases a risk participation in the Letter of Credit of any LC Issuer (including, but not limited to, Wachovia) pursuant to Section 9.08(a)), and means each bank or financial institution listed on the signature pages hereof as having on the Closing Date an LC Participant Commitment, and its successors and permitted assigns.

                  "LC Participant Commitment" means, with respect to each LC Participant, the amount set forth as such opposite the name of such LC Issuer on the signature pages hereof.

                  "Lease" means the Master Lease executed and delivered between Lessor, as landlord, and Lessee, as tenant, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Lease Default" means the occurrence of an Event of Default under Section 6.01(k).

                  "Leased Property" has the meaning set forth in the Lease.

                  "Lender" or "Lenders" means, individually and collectively, as the context shall require, each LC Issuer and LC Participant.

                  "Lending Office" means, as to each Lender, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Lender may hereafter designate as its Lending Office by notice to the Lessor and the Agent.

                  "Lessee" means Carmike Cinemas, Inc., a Delaware corporation, and its successors and assigns.

                  "Lessee Undertaking" means the Lessee Undertaking executed and delivered by Lessee, substantially in the form of Exhibit H, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Lessor" means MOVIEPLEX REALTY LEASING, L.L.C., a New Jersey limited liability company, and its successors and assigns.

                  "Letters of Credit" means the commercial letters of credit in the aggregate face amount of $73,618,958.33 issued by the LC Issuers for the account of Lessor to the Trustee for the benefit of the Holders pursuant to
Section 2.01, and substantially in the form set forth in Exhibit D, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Letter of Credit Application Agreement" shall mean, with respect to each LC Issuer and its Letter of Credit, such form of application therefor (whether in a single or several documents) as such LC Issuer may employ in the ordinary course of business for its own account, with such modifications thereto as may by agreed upon by such LC Issuer and Lessor and are not materially adverse to the interests of the Lenders; provided, however, that in the event of any conflict between the terms of such Letter of Credit Application Agreement and this Agreement, the terms of this Agreement shall control.

                  "Letter of Credit Obligations" shall mean, at any particular time, the sum of (a) the Reimbursement Obligations at such time, and (b) the aggregate maximum amount available for drawing under the Letters of Credit at such time.

                  "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, Lessor shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "London Interbank Offered Rate" applicable to any Euro-Dollar Tender Advance means for the Interest Period of such Euro-Dollar Rate Tender Advance, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Rate Tender Advance offered for a term comparable to such Interest Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Rate Tender Advance.

                  "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

                  "Master   Assignment"   has  the  meaning  set  forth  in  the
Indenture.

                  "Material  Adverse  Effect" means,  with respect to any event,
act,   condition  or  occurrence  of  whatever  nature  (including  any  adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of
(a) the financial condition, operations, business, properties or prospects of Lessor, (b) the rights and remedies of the Agent or the Lenders or the ability of Lessor to perform its obligations under the Operative Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

                  "Moody's" means Moody's Investor Service, Inc.

                  "Mortgage(s)" means, individually and collectively, as the context requires, each Mortgage executed and delivered by Lessor, substantially in the form of Exhibit I, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Movie Theater(s)" has the meaning set forth in the Lease.

                  "Multiemployer  Plan"  shall  have the  meaning  set  forth in
Section 4001(a)(3) of ERISA.

                  "Net Proceeds Collateral Reserve Account" has the meaning set forth in Section 5.15.

                  "Obligations" means all present and future indebtedness, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of Lessor hereunder to the Agent and the Lenders hereunder, arising pursuant  to, in  connection  with and/or on account of the  provisions  of this
Agreement and any of the other Operative Documents, including, without limitation, the principal of, and interest on, the Letter of Credit Obligations, any Tender Advance, the Reimbursement Notes, late charges, the Impositions, all attorney fees and expenses of enforcement and collection against the Lessor and/or the Collateral, all of the foregoing whether such debts, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent, and any and all renewals, extensions and rearrangements of any such debts, obligations and liabilities.

                  "Officer's Certificate" has the meaning set forth in Section 3.01(f).

                  "Operating Agreement" means the Amended and Restated Operating Agreement of the Lessor dated November 20, 1997 (as amended, modified, restated, substituted, extended and renewed at any time and from time to time with the consent of the Agent and the Required Lenders.

                  "Operative Documents" means this Agreement, the Reimbursement Notes, the Letters of Credit, the Letter of Credit Application Agreements, the Lease, the Payment Direction Agreement, the Master Assignment, the Fund Account Security Agreement, the Mortgages, the Assignments of Rents, the Lessee Undertaking, any other document evidencing, relating to or securing the Letters of Credit, and any other document or instrument delivered from time to time in connection with this Agreement, the Reimbursement Notes or the Letters of Credit, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Other Participant" has the meaning set forth in Section 9.08(b).

                  "Parent" means Helmstar Group, Inc., a Delaware corporation, or any other Person which at any time owns, directly or indirectly, all of the issued and outstanding shares of capital stock or membership interests of the Common Members, and into whose financial statements the financial statements of Lessor are consolidated.

                  "Participant" means, individually and collectively, as the context shall require, any LC Participant and any Other Participant.

                  "Payment Direction Agreement" has the meaning set forth in the Lease.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Performance Pricing Determination Date" has the meaning set forth in Section 2.03(a).

                  "Permitted Exceptions", for each Individual Property, has the meaning set forth in the Applicable Mortgage pertaining to such Individual Property.

                  "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust, joint venture, limited liability company, or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

                  "Pledged Bonds" has the meaning set forth in the Indenture.

                  "Preferred Member" *[material omitted]

                  "Preferred Member's Letter Agreement" *[material omitted]

*Deleted per the Registrant's request for confidential treatment and filed separately with the Commission pursuant to Rule 246-2.
---------------
* Deleted per the Registrant's request for confidential treatment and filed separately with the Commission pursuant to Rule 24b-2.

                  "Preferred Membership Interests" *[material omitted]

                  "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

                  "Project Cost" means "Costs" or "Costs of the Projects", as those terms are defined in the Lease.

                  "Project Cost Disbursement" means a disbursement by the Trustee from the Project Fund for Project Cost pursuant to a Disbursement Request.

                  "Project Cost Investments" means investments which will be contributed as equity by the Preferred Member to Lessor to defray a part of Project Cost.

                  "Project Fund" has the meaning set forth in the Indenture.

                  "Properties"   means  all  real  property  owned,   leased  or
otherwise used or occupied by Lessor and leased to Lessee under the Lease from time to time, wherever located.

                  "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Expiry Date either
(i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof.

                  "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Reimbursement Note" means a separate note substantially in the form of Exhibit L (together with all amendments, consolidations, modifications, renewals and supplements thereto, to be executed and delivered by Lessor to each LC Issuer pursuant to Section 3.01(k), to evidence any Tender Advance of such LC Issuer made pursuant to Section 2.01(e)(iii).

                  "Reimbursement Obligations" means the reimbursement or repayment obligations of Lessor to the LC Issuers pursuant to Section 2.01 with respect to the Letters of Credit, including, without limitation, the obligation to repay any Tender Advance made by any LC Issuer.

                  "Reimbursement Obligations Collateral Reserve Account" has the meaning set forth in clause (iv) of Section 6.01.
---------------
* Deleted per the Registrant's request for confidential treatment and filed separately with the Commission pursuant to Rule 24b-2.

                  "Reimbursement Obligations (Series A Bonds)" means Reimbursement Obligations relating to draws under the Letters of Credit for payments on the Series A Bonds (or to any Tender Advance made under such Letters of Credit).

                  "Reimbursement Obligations (Series B Bonds)" means Reimbursement Obligations relating to draws under the Letters of Credit for payments on the Series B Bonds (or to any Tender Advance made under such Letters of Credit).

                  "Remarketing   Agent"  has  the   meaning  set  forth  in  the
Indenture.

                  "Remarketing Failure" means the inability of the Remarketing Agent to remarket the Bonds covered by any Letter of Credit for any reason other than a Lease Default.

                  "Rents" has the meaning set forth in the Lease.

                  "Required Lenders" means at any time Lenders having at least 66 2/3% of the aggregate amount of the Letter of Credit Obligations (but for such purpose, with respect to the Wachovia Letter of Credit, Wachovia and the LC Participants shall be treated as ratable holders of the Letter of Credit Obligations pertaining thereto in accordance with their respective Wachovia Letter of Credit Shares).

                  "Reserve Fund" has the meaning set forth in the Lease.

                  "Restricted Payment" means (i) any dividend or other distribution on any shares of Lessor's Capital Stock (except dividends payable solely in shares of its Capital Stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of Lessor's Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock) or (b) any option, warrant or other right to acquire shares of Lessor's Capital Stock.

                  "Revolving Credit Agreement" means the "Credit Agreement", as that term is defined in the Lease.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

                  "Series A Bonds" means those Bonds issued pursuant to the provisions of the Indenture in the aggregate amount of $59,775,000, consisting of the Series A-1 Bonds in the aggregate amount of $35,125,000, the Series A-2 Bonds in the aggregate amount of $12,325,000 and the Series A-3 Bonds in the aggregate amount of $12,325,000, in each case as defined as such in the Indenture.

                  "Series A Bonds Scheduled Payment Drawing" has the meaning set forth in the Letter of Credit.

                  "Series B Bonds" means those Bonds issued pursuant to the provisions of the Indenture in the aggregate amount of $12,975,000, consisting of the Series B-1 Bonds in the aggregate amount of $7,625,000, the Series B-2 Bonds in the aggregate amount of $2,675,000 and the Series B-3 Bonds in the aggregate amount of $2,675,000, in each case as defined as such in the Indenture.

                  "Series B Bonds Scheduled Payment Drawing" has the meaning set forth in the Letter of Credit.

                  "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

                  "Supplemental Lease" has the meaning set forth in the Lease.

                  "Taxes" has the meaning set forth in Section 2.06(c).

                  "Tender   Advance"  has  the  meaning  set  forth  in  Section
2.01(e)(iii).

                  "Tender Drawing" has the meaning set forth in the Letter of Credit.

                  "Transferee" has the meaning set forth in Section 9.08(d).

                  "Trustee" means First Union National Bank, the trustee under the Indenture for the Holders of the Bonds, and such trustee's successors and assigns.

                  "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

                  "Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

                  "Wachovia Letter of Credit" means the Letter of Credit issued by Wachovia.

                  "Wachovia Letter of Credit Share" means (i) with respect to Wachovia, the amount of its LC Issuer Commitment, less the aggregate amount of the LC Participant Commitments, and (ii) with respect to each LC Participant, the amount of its LC Participant Commitment.

                  Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by Lessor's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of Parent and its consolidated Subsidiaries delivered to the Lenders.


                  Section 1.03. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

                  Section 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other
Operative Documents, unless otherwise defined therein or unless the context shall require otherwise.

                  Section 1.05. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.


                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01. Letter of Credit Facility

                  (a) Obligation to Issue; Expiry Date. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of Lessor herein set forth, and subject to all terms and conditions hereof, the LC Issuers shall issue for the account of Lessor, the Letters of Credit on the Closing Date, with each LC Issuer issuing a Letter of Credit to cover a different subseries of the Series A Bonds and the Series B Bonds (i.e. the Agent will issue a Letter of Credit to cover the Series A-1 Bonds and the Series B-1 Bonds, SunTrust Bank, Atlanta will issue a Letter of Credit to cover the Series A-2 Bonds and the Series B-2 Bonds and The Bank of New York will issue a Letter of Credit to cover the Series A-3 Bonds and the Series B-3 Bonds). The Letters of Credit shall expire on the Expiry Date, unless extended at the request of Lessor, which extension shall be subject to the sole discretion of the LC Issuers, the Agent and each of the LC Participants, on terms mutually agreeable to the Agent, the LC Issuers, the LC Participants, and Lessor. In the event that Lessor requests in writing that the Expiry Date be extended, Lessor shall so notify the Agent, the LC Issuers and the LC Participants not more than 180 days prior to the then scheduled Expiry Date. The Agent, on behalf of the LC Issuers and the LC Participants, shall give notice to Lessor within 90 days after receipt of such request for extension, and, if such extension is approved, set forth therein the terms and conditions for such extension and the new Expiry Date.

                   (b)     Ineligible Lenders.

                  (i) In the event that any LC Issuer becomes an Ineligible Lender at any time, then, in such event, such Ineligible Lender shall notify the Agent, Lessor and Lessee thereof within 20 days of such occurrence, and such Ineligible Lender shall attempt, and the Lessor shall be entitled, to provide a confirming bank or a replacement LC Issuer, in each case acceptable to Lessee and the Agent, which will be an Eligible Lender.

                  (ii) In the event that any LC Participant becomes an Ineligible Lender at any time, then, in such event, such Ineligible Lender shall notify Wachovia and Lessee thereof within 20 days of such occurrence, and:

                           (1) within 90 days after such occurrence, such Ineligible Lender shall either (x) find a replacement LC Participant acceptable to Lessee and the Agent, which will be an Eligible Lender, or (y) provide the Agent with cash collateral in an aggregate amount (the "Ineligible Lender At Risk Amount") equal to such Ineligible Lender's Wachovia Letter of Credit Share; and

                           (2) if the  requirements of clause (1) above have not
                  been satisfied within such 90 day period, Lessee must, within 5 days after the end of such 90 day period, make a payment to Lessor in an amount sufficient to enable Lessor to make a prepayment on the Bonds (which Lessor agrees to do) in the amount of the Ineligible Lender At Risk Amount and in such event, (x) the Wachovia Letter of Credit shall be reduced accordingly, and any such reduction of the Wachovia Letter of Credit shall be applicable only to the risk participation of such Ineligible Lender.

                   (c) Conditions. In addition to being subject to the satisfaction of the conditions contained in Article III, the obligation of the LC Issuers to issue the Letters of Credit is subject to the satisfaction in full of the following conditions:

                  (i) Lessor shall have delivered to each of the LC Issuers at such times and in such manner as the LC Issuers may prescribe, its Letter of Credit Application Agreement and such other documents and materials as may be required pursuant to the terms thereof all satisfactory in form and substance to such LC Issuer and the terms of the proposed Letters of Credit shall be satisfactory in form and substance to the LC Issuer; and

                  (ii) as of the date of issuance no order, judgment or decree of any court, arbitrator or Authority shall purport by its terms to enjoin or restrain any of the LC Issuers from issuing its Letter of Credit and no law, rule or regulation applicable to the LC Issuer and no request or directive (whether or not having the force of law) from any Authority with jurisdiction over any of the LC Issuers shall prohibit or request that such LC Issuer refrain from the issuance of letters of credit generally or the issuance of that Letter of Credit.

                   (d) Issuance. Upon the satisfaction of all conditions set forth herein, the LC Issuers shall issue the Letters of Credit. Upon the Closing Date, each of the LC Issuers shall furnish to the Agent a copy of the executed Letter of Credit, Letter of Credit Application Agreement and other documentation relating to the Letter of Credit issued by it pursuant to this Agreement. Upon the request of any Lender, the Agent shall furnish to such Lender copies of each Letter of Credit, Letter of Credit Application Agreement and other documentation relating to Letter of Credit issued pursuant to this Agreement.

                   (e) Reimbursement Obligations; Duties of the LC Issuers. Notwithstanding any provisions to the contrary in any Letter of Credit Application Agreement:

                           (i) Lessor shall reimburse the Agent, on behalf of all of the LC Issuers, for the aggregate amount of all drawings under the Letters of Credit no later than 1 Domestic Business Day after the payment by the Agent, except as provided in clause (iii) below, and the Agent shall promptly remit such reimbursement ratably to the LC Issuers;
                           (ii) except as provided in clause (iii) below, any Reimbursement Obligation with respect to the Letters of Credit shall bear interest from the date of the relevant drawing under the Letters of Credit until the date of payment in full thereof at a rate per annum equal to (A) prior to the date that is 3 Domestic Business Days after the date of the related payment by the LC Issuers, the Base Rate and
         (B) thereafter, the Default Rate.

                           (iii) If any Tender Drawing occurs under any Letter of Credit as a result of a Remarketing Failure, the Remarketing Agent shall so notify Lessor, the Agent and the relevant Issuer, and the resulting Reimbursement Obligations to the LC Issuer upon whom such Tender Drawing is made shall be deemed satisfied, so long as no Event of Default is in existence, by an advance by such LC Issuer (a "Tender Advance") in an amount equal to the amount of such Tender Drawing. The Tender Advance will be evidenced by the Reimbursement Note held by such LC Issuer. All outstanding principal under the Reimbursement Note shall be due and payable on the earlier of (x) 18 months after the making thereof and (y) the Expiry Date. The Tender Advance will bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to, at the option of Lessee, exercised as provided below, either the Base Rate, as a Base Rate Tender Advance (the "Base Rate Election"), or the Euro-Dollar Rate, as a Euro-Dollar Rate Tender Advance (the "Euro-Dollar Rate Election"). Upon the Remarketing Failure, the Tender Advance shall be a Base Rate Tender Advance and shall continue as a Base Rate Tender Advance until notice in writing to the Agent and the relevant LC Issuer of the election of the Euro-Dollar Rate Election, which notice shall specify the first day of the Interest Period therefor, which must be at least 3 Euro-Dollar Business Days after the giving of such notice. At any time at least 1 Domestic Business Day prior to the last day of any Interest Period during which the Euro-Dollar Rate Election is in effect, Lessor may give notice in writing to the Agent and the relevant LC Issuer of the election of the Base Rate Election, which election shall take effect on the last day of the current Interest Period. At any time during which the Base Rate Election is in effect, Lessee (acting on behalf of Lessor) may give notice in writing to the Agent and the relevant LC Issuer of the election of the Euro-Dollar Rate Election, which election shall take effect on the date specified in such notice, which must be at least 3 Euro-Dollar Business Days after the giving of such notice. Each of the Base Rate Election and the Euro-Dollar Rate Election must be elected (x) only as to all principal amounts outstanding under any Tender Advance, and (y) if more than one LC Issuer has made a Tender Advance which is still outstanding, as to all Tender Advances. Notwithstanding the foregoing, if the principal of or accrued interest on any Tender Advance is not paid when due (including, without limitation, as a result of acceleration of the maturity of the related Reimbursement Note pursuant to Section 6.01(ii)), interest on the unpaid principal amount of such Tender Advance shall accrue at the Default Rate. Accrued interest on Tender Advances will be payable (i) on the first Monday of day of each calendar month, as to Base Rate

         Tender Advances, and (ii) on the last day of each Interest Period, as to Euro-Dollar Rate Tender Advances. Upon prior notice (which notice shall be irrevocable), Lessor may prepay any Tender Advance, without penalty or premium, but subject to compensation for any funding losses as a result of any prepayment other than on the last day of an Interest Period, as to Euro-Dollar Rate Tender Advances, determined in accordance with Section 8.05. In addition, at any time after 90 days after the occurrence of a Remarketing Failure (or such earlier date as may be applicable as provided in Section 2.01(b)(iii) under the circumstances set forth therein), Lessor shall be entitled to replace such LC Issuer.

Any action taken or omitted to be taken by the Agent or the LC Issuers in connection with the Letters of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Agent or the LC Issuers under any resulting liability to any other LC Issuer or LC Participant, or assuming that the Agent and Wachovia have complied with the procedures specified in this Section and such has not given a notice contemplated hereby that continues in full force and effect, relieve any LC Participant of its obligations hereunder to the Agent or Wachovia. In determining whether to pay under the Letters of Credit, the Agent and the LC Issuers shall have no obligation relative to the other LC Issuers or to the LC Participants other than to confirm that any documents required to have been delivered under its Letter of Credit appear to comply on their face, with the requirements of such Letter of Credit.

                   (f) Participations. (i) Immediately upon issuance by Wachovia of the Wachovia Letter of Credit in accordance with the procedures set forth herein, each LC Participant shall be deemed to have irrevocably and unconditionally purchased and received from Wachovia, as the LC Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such LC Participant's LC Participant Commitment, in the Wachovia Letter of Credit (or guaranty pertaining thereto).

                  (ii) In the event that Wachovia makes any payment under the Wachovia Letter of Credit for which Lessor shall not have repaid such amount to the Agent pursuant hereto, Wachovia shall inform the Agent and the Agent shall promptly notify each LC Participant of such failure, and each LC Participant shall promptly and unconditionally pay to Wachovia such LC Participant's Wachovia Letter of Credit Share of the amount of such payment in Dollars and in same day funds. If the Agent so notifies such LC Participant prior to 10:00 A.M. (Atlanta, Georgia time) on any Domestic Business Day, such LC Participant shall make available to Wachovia its Wachovia Letter of Credit Share of the amount of such payment on such Domestic Business Day in same day funds. If and to the extent such LC Participant shall not have so made its Wachovia Letter of Credit Share of the amount of such payment available to Wachovia, such LC Participant agrees to pay to Wachovia forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to Wachovia at the Base Rate for the first 3 days and thereafter at the Default Rate. The failure of any LC Participant to make available to Wachovia its Wachovia Letter of Credit Share of any such payment shall neither relieve nor increase the obligation of any other LC Participant hereunder to make available to Wachovia its Wachovia Letter of Credit Share of any payment on the date such payment is to be made.

                  (iii) Whenever the Agent receives a payment on account of a Reimbursement Obligation pertaining to the Wachovia Letter of Credit, including any interest thereon, as to which the Agent has received any payments from the LC Participants pursuant hereto, it shall promptly pay to Wachovia its Wachovia

Letter of Credit Share thereof and to each LC Participant which has funded its participating interest therein, in Dollars and in the kind of funds so received, an amount equal to such LC Participant's Wachovia Letter of Credit Share thereof. Each such payment shall be made by the Agent on the Domestic Business Day on which the funds are paid to such Person, if received prior to 10:00 am. (Atlanta, Georgia time) on such Domestic Business Day, and otherwise on the next succeeding Domestic Business Day.

                  (iv) The obligations of the LC Participants to make payments to Wachovia with respect to the Wachovia Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                           (A) any lack of validity or enforceability of this Agreement or any of the other Operative Documents;

                           (B) the existence of any claim, set-off, defense or other right which any LC Participant may have at any time against the Trustee or any Holder, the Agent, Wachovia, Lessor or any other Person, whether in connection with this Agreement, the Wachovia Letter of Credit, the transactions contemplated herein or any unrelated transactions;

                           (C) any draft, certificate or any other document presented under the Wachovia Letter of Credit proves to be forged, fraudulent, invalid or insufficient (other than on its face) in any respect or any statement therein being untrue or inaccurate in any respect, except payment resulting from the gross negligence or willful misconduct of Wachovia or the Agent;

                           (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Operative Documents;

                           (E) payment by Wachovia under the Wachovia Letter of Credit proving to be forged, fraudulent, invalid or insufficient (other than on its face) in any respect or any statement therein being untrue or inaccurate in any respect, except payment resulting from the gross negligence or willful misconduct of the Agent or Wachovia;

                           (F) payment by Wachovia under the Wachovia Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Wachovia Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the Agent or Wachovia; or

                           (G) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Agent or Wachovia.

                   (g) Payment of Reimbursement Obligations. Lessor agrees to pay to the Agent, on behalf of the LC Issuers (and, if applicable, the LC Participants) the amount of all Reimbursement Obligations, interest and other amounts payable to the LC Issuer under or in connection with the Letters of Credit immediately when due, irrespective of:

                           (i) any lack of validity or enforceability of this Agreement or any of the other Operative Documents;

                           (ii) the existence of any claim, set-off, defense or other right which Lessor may have at any time against the Trustee or any Holder, the Agent, any Lender or any other Person, whether in connection with this Agreement, the Letters of Credit, the transactions contemplated herein or any unrelated transactions;

                           (iii) any draft, certificate or any other document presented under any of the Letters of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Operative Documents;

                           (v) payment by any of the LC Issuers under any of the Letters of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (vi) payment by any of the LC Issuers under any of the Letters of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the Agent or such LC Issuer; or

                           (vii) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Agent or any of the LC Issuers.

In the event any payment by or on behalf of Lessor received by the Agent, any LC Issuer or any LC Participant is thereafter set aside, avoided or recovered in connection with any receivership, liquidation or bankruptcy proceeding, each LC Issuer and LC Participant that received such distribution shall, upon demand contribute such LC Issuer's pro rata share (based on the LC Issuer Commitment of each LC Issuer other than Wachovia, and the Wachovia Letter of Credit Share of Wachovia and each LC Participant) of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the LC Issuer upon the amount required to be repaid by it.

Nothing in the foregoing shall limit or abridge the right of Lessor to assert any rights it may have against the Agent, the Lenders, or any other Person in a separate action or proceeding.

                   (h) Letter of Credit Fees. (i) Lessor and each LC Participant shall pay to Wachovia, for its own account, with respect to the issuance of the Wachovia Letters of Credit, an annual letter of credit facing fee equal to the product of (x) *[material omitted], times (y) the face amount of the Wachovia Letter of Credit on the date the fee is required to be paid pursuant hereto, times (z) the percentage (expressed as a decimal) which the aggregate Wachovia Letter of Credit Shares held by the LC Participants bears to the aggregate of all Wachovia Letter of Credit Shares (with Lessor paying such fee to the extent it accrues with respect to *[material omitted] of each LC Participant's Wachovia Letter of Credit Share, and each LC Participant paying such fee to the extent it accrues with respect to its Wachovia Letter of Credit Share in excess of *[material omitted], payable quarterly in advance on the Closing Date and on the last Domestic Business Day of each calendar quarter thereafter. No facing fee shall be payable to any LC Issuer with respect to any Other Participant.

                           (ii) On the Closing Date, Lessor shall pay to the Agent, for distribution to each of the LC Issuers and LC Participants, an upfront letter of credit fee (to be shared ratably, based on the LC Issuer Commitment of each LC Issuer other than Wachovia, and the Wachovia Letter of Credit Share of Wachovia and each LC Participant) in an amount equal to *[material omitted] of the initial face amount of the Letters of Credit.

                           (iii) Lessor shall pay to the Agent, for distribution to each of the LC Issuers and LC Participants an annual letter of credit fee (to be shared ratably, based on the LC Issuer Commitment of each LC Issuer other than Wachovia, and the Wachovia Letter of Credit Share of Wachovia and each LC Participant) with respect to the Series A Bond (Stated Amount) and the Series B Bond (Stated Amount) (as both terms are defined in the Letters of Credit), in an amount equal to the percentage determined by reference to the Debt to Cash Flow Ratio and the table set forth in Section 2.03(a), payable quarterly in advance on the Closing Date and on the last day of each calendar quarter.

                           (iv) Lessor shall pay to each of the LC Issuers, solely for its own account, the standard charges assessed by such LC Issuer in connection with the issuance, administration, amendment and payment or cancellation of the Letter of Credit issued by it, which charges shall be those typically charged by such LC Issuer to its customers generally having credit and other characteristics similar to Lessor, as determined in good faith by such LC Issuer.

                   (i) Indemnification; Exoneration. (i) In addition to amounts payable as elsewhere provided in this Section 2.01, Lessor shall protect, indemnify, pay and save the Agent, each LC Issuer and each LC Participant harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Agent, any LC Issuer, or any LC Participant may incur or be subject to as a consequence of the issuance of the Letters of Credit for Lessor's account other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction.
---------------
* Deleted per the Registrant's request for confidential treatment and filed separately with the Commission pursuant to Rule 24b-2.

                  (ii) As between Lessor, the Agent, the LC Issuers and the LC Participants, Lessor assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by the Trustee. In furtherance and not in limitation of the foregoing, the Agent, the LC Issuers and the LC Participants shall not be responsible for (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letters of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (C) failure of the Trustee to comply duly with conditions required in order to draw upon such Letters of Credit, (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, for errors in interpretation of technical terms, (E) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under the Letters of Credit or of the proceeds thereof, (F) the misapplication by the Trustee of the proceeds of any drawing under such Letters of Credit; and (G) any consequences arising from causes beyond the control of the Agent, the LC Issuers, and/or the LC Participant.

                  (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Agent or the LC Issuers under or in connection with the Letters of Credit or any related certificates, if taken or omitted in good faith and with reasonable care, shall not put the Agent, any LC Issuer or any LC Participant under any resulting liability to Lessor or relieve Lessor of any of its obligations hereunder to any such Person.

                   (j) Credit Yield Protection; Capital Adequacy. If the adoption after the date hereof of any applicable law, statute, rule, regulation, ordinance, writ, injunction, decree, order, judgment, guideline or decision of any Authority ("Governmental Rule"), any change after the date hereof in any interpretation or administration of any applicable Governmental Rule by any Person charged with its interpretation or administration or compliance by any LC Issuer, or any LC Participant (or its Lending Office) with any request or directive (whether or not having the force of law) of any such Person:

                  (i) shall subject any LC Issuer or any LC Participant (or its Lending Office) to any tax (other than overall net income taxation), duty or other charge with respect to any amount drawn on any Letter of Credit or its obligation to make any payment under any Letter of Credit, or to maintain any Letter of Credit, or shall change the basis of taxation (other than overall net income taxation) of payments to any LC Issuer, or any LC Participant (or its Lending Office) of any amounts due under this Agreement or any amount drawn on any Letter of Credit; or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System or any Person regulating insurance activities or insurance companies), special deposit or similar requirements against assets of, deposits with or for the account of, credit extended by, letters of credit issued or maintained by, or collateral subject to a lien in favor of any LC Issuer, or any LC Participant (or its Lending Office), or shall impose on any LC Issuer, or any LC Participant (or its Lending Office) any other condition affecting any amount drawn on any Letter of Credit, or its obligation to make any payment under any Letter of Credit, as the case may be, or to maintain any Letter of Credit; then the remaining provisions of this

         Section 2.01(j)(ii) shall apply. If the result of any of the foregoing (without regard to whether any LC Issuer or any LC Participant shall have sold participations in its respective obligations under this Agreement) is to increase the cost to or to impose a cost on any LC Issuer or any LC Participant (or its Lending Office) of making or maintaining any amounts payable hereunder, of maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by any LC Issuer or any LC Participant (or its Lending Office) under any Letter of Credit, then:

                           (A) such LC Issuer or such LC Participant shall promptly deliver to Lessor a certificate stating the change which has occurred or the reserve requirements or other conditions which have been imposed on such LC Issuer or such LC Participant (or its Lending Office) or the request, direction or requirement with which it has complied, together with the date thereof; and

                           (B) Lessor shall pay to such LC Issuer or such LC Participant within 15 days of written request (which request shall state the amount of increased cost, reduction or payment and the way in which such amount has been calculated), such amount or amounts as will compensate such LC Issuer or such LC Participant for the additional cost, reduction of return or payment incurred by such LC Issuer or such LC Participant; provided, that no such LC Issuer or LC Participant shall be entitled to any such compensation for any such additional cost, reduction of return or payment incurred more than 45 days prior to the date of its written demand for such compensation. The written request of such LC Issuer or such LC Participant as to the additional amounts payable pursuant to this paragraph delivered to Lessor shall be conclusive evidence of the amount thereof in the absence of manifest error.

                  (iii) If any LC Issuer or any LC Participant shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by such LC Issuer or LC Participant (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such LC Issuer's or LC Participant's capital as a consequence of its obligations hereunder to a level below that which such LC Issuer or LC Participant could have achieved but for such adoption, change or compliance (taking into consideration such LC Issuer's or LC Participant's policies with respect to capital adequacy) by an amount deemed by such LC Issuer or LC Participant to be material, then from time to time, within 15 days after demand by such LC Issuer or LC Participant, Lessor shall pay to such LC Issuer or LC Participant such additional amount or amounts as will compensate such LC Issuer or LC Participant for such reduction; provided, that no such LC Issuer or LC Participant shall be entitled to any such compensation for any such reduction of return incurred more than 45 days prior to the date of its written demand for such compensation.

                  (iv) Each LC Issuer or LC Participant will promptly notify Lessor, Lessee and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such LC Issuer or LC Participant to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such LC Issuer or LC Participant, be otherwise disadvantageous to such LC Issuer or LC Participant. A certificate of any LC Issuer or LC Participant claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such LC Issuer or LC Participant may use any reasonable averaging and attribution methods.

                  (v) The provisions of this Section 2.01(j) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

         (k) Replacement of LC Issuer or LC Participant. In the event that any LC Issuer or LC Participant gives any notice requesting compensation under
Section 2.01(j) then, so long as the condition giving rise to such compensation exists, Lessee (acting on behalf of Lessor) may designate another bank or financial institution (such bank or financial institution being herein called a "Replacement LC Issuer" or "Replacement LC Participant", as the case may be) which is an Eligible Lender and which is acceptable to the Agent (which acceptance will not be unreasonably withheld) and which is not an Affiliate of Lessor or Common Members, to issue a replacement Letter of Credit or assume such LC Participant Commitment hereunder and upon such replacement or assumption, and subject to the execution and delivery to the Agent by the Replacement LC Issuer or LC Participant of an Assignment and Acceptance, and, with respect to a Replacement LC Issuer, delivery of its replacement Letter of Credit to the Trustee, the Replacement LC Issuer or Replacement LC Participant shall succeed to the rights and obligations of such LC Issuer or LC Participant hereunder. In the event that Lessee (acting on behalf of Lessor) exercises Lessor's rights under the preceding sentence, the LC Issuer or LC Participant against which such rights were exercised shall no longer be a party hereto or have any rights or obligations hereunder; provided that the obligations of the Lessor to such LC Issuer or LC Participant under Sections 2.01 and 9.03 with respect to events occurring or obligations arising before or as a result of such replacement shall survive such exercise.

                  Section 2.02. Additional Rent Collateral Reserve Account. All Rent received by the Agent pursuant to the Payment Direction Agreement which is attributable to Additional Rent as contemplated in the Payment Direction Agreement shall be deposited in a collateral reserve account (the "Additional Rent Collateral Reserve Account"), to be held subject to the provisions of this
Section 2.02. All amounts in the Additional Rent Collateral Reserve Account shall secure the Obligations. If and to the extent that the Agent receives notice from Lessor, as contemplated below, that a Distribution has been declared in an amount equal to any part of such Additional Rent, then provided that no Event of Default is in existence, the Agent shall (and hereby is authorized and directed by Lessor and the Lenders to do so automatically upon receipt of such notice and without further authorization from Lessor or the Lenders) apply amounts held in the Additional Rent Collateral Reserve Account, up to the amount of such Distribution, to payment to the Preferred Member and (if applicable) to Lessor, for distribution to the Common Members, of the amount of such

Distribution. Pursuant to the Operating Agreement, if on any date for payment of any Distribution (a "Distribution Payment Date"), the amount of (x) any Distribution, together with the aggregate amount of all prior Distributions, would exceed (y) the amount of the cumulative net income of Lessor during the period from the Closing Date to such Distribution Payment Date (the amount of such excess of (x) over (y) being the "Excess Income"), then the amount of such Distribution so declared by Lessor and notified to the Agent shall exclude the Excess Income, which shall remain in the Additional Rent Collateral Reserve Account, subject to the provisions hereof.

                  Section 2.03. Determination of Letter of Credit Fees and Portion of Euro-dollar Rate. (a) In determining Letter of Credit Fees payable pursuant to Section 2.01(h)(iii) and the component of the Euro-Dollar Rate with respect to Tender Advances contained in clause (ii) of the definition of Euro-Dollar Rate, such fees and Euro-Dollar Rate component shall be:

                  (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, (A) for Letter of Credit Fees Series A Bond (Stated Amount), *[material omitted]; and (B) for Letter of Credit Fees Series B Bond (Stated Amount), *[material omitted]; and

         (ii) from and after the first Performance Pricing Determination Date, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to the Letter of Credit Fees Series A Bond (Stated Amount) and the Letter of Credit Fees Series B Bond (Stated Amount), respectively, and the Debt to Cash Flow Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date.

Debt to Cash Flow Ratio       less than or     greater than     greater than    greater than      greater than
                              equal to 2.0    2.0 to 1.0 but    3.0 to 1.0 but  4.00 to 1.0       4.25 to 1.0
                              to 1.0           less than or     less than or    but less than
                                               equal to 3.0     equal to        or equal to
                                               to 1.0           4.0 to 1.0      4.25 to 1.0

Letter of Credit Fees
Series A Bond (Stated        *                *                 *                 *               *
Amount)                      [material        [material         [material         [material       [material
                             omitted]         omitted]          omitted]          omitted]        omitted]

Letter of Credit Fees
Series B Bond (Stated        *                *                 *                 *               *
Amount)                      [material        [material         [material         [material       [material
                             omitted]         omitted]          omitted]          omitted]        omitted]

         In making such determinations, Lessee, the Agent and the Lenders shall refer to Lessee's most recent consolidated quarterly or annual (as the case may
be) financial statements delivered pursuant to Section 2.1(s)(i) and (ii) of the Lease. If such financial statements require a change in Letter of Credit fees pursuant to Section 2.01(h)(iii) and the component of the Euro-Dollar Rate with
----------
*Deleted per the Registrant's request for confidential treatment and filed separately with the Commission pursuant to Rule 24b-2.

respect to Tender Advances contained in clause (ii) of the definition of Euro-Dollar Rate, Lessor shall deliver to the Agent, along with such financial statements, respective notices to that effect, which notices shall set forth in reasonable detail the calculations supporting the required change. The "Performance Pricing Determination Date" is the date which is the last date on which such financial statements are permitted to be delivered pursuant to
Section 2.1(s) of the Lease. Any such required change shall become effective on such Performance Pricing Determination Date, and shall be in effect until the next Performance Pricing Determination Date, provided that no Letter of Credit fees or component of the Euro-Dollar Rate shall be decreased pursuant to Section 2.01(h)(iii)or Section 2.01(e)(iii) if a Default is in existence on the Performance Pricing Determination Date.

                  (b) The  Agent  shall  make  the  determinations  pursuant  to
Section 2.03(a) and shall give prompt notice to Lessor, Lessee and the Lenders by telecopier of each such determination, and its determination shall be conclusive in the absence of manifest error.

                  Section 2.04. Fees. In addition to the fees payable pursuant to Section 2.01, (i) Lessor shall pay to the Agent, for the account and sole benefit of the Agent, such Fees and other amounts and at such times as set forth in the Agent's Letter Agreement, and (ii) RealVest shall pay to the Preferred Member the fees payable to it on the Closing Date pursuant to the Preferred Member's Letter Agreement.

                  Section 2.05. Optional Prepayments. (a) In addition to payments from required principal payments on Pledged Bonds, Lessor may, upon at least 1 Domestic Business Days' notice, prepay any Base Rate Tender Advance in whole at any time, or from time to time in part in amounts aggregating at least $100,000 (or any lesser amount equal to the outstanding balance of the Tender Advances), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Tender Advances of the several LC Issuers which have Tender Advances outstanding.

                  (b) In addition to payments from required principal payments on Pledged Bonds, and in any event subject to any payments required pursuant to the terms of Article VIII for such Euro-Dollar Rate Tender Advance, upon 3 Domestic Business Day's prior written notice, Lessor may prepay in amounts aggregating at least $1,000,000 (or any lesser amount equal to the outstanding balance of the Tender Advances) all or any portion of the principal amount of any Euro-Dollar Rate Tender Advance prior to the maturity thereof, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment, together with any amounts required to be paid pursuant to
Article VIII. Each such optional prepayment shall be applied to prepay ratably the Base Rate Tender Advances of the several LC Issuers which have Tender Advances outstanding.

                  (c) Upon  receipt of a notice of  prepayment  pursuant to this
Section 2.05, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment and such notice, once received by the Agent, shall not thereafter be revocable by Lessor.

                  Section 2.06. General Provisions as to Payments. (a) Lessor shall make each payment of principal of, and interest on, the Reimbursement Obligations and of fees hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Lender its ratable share of each such payment received by the Agent for the account of the Lenders.

                  (b) Whenever any payment of principal of, or interest on, the Reimbursement Obligations (other than on a Euro-Dollar Rate Tender Advance) or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, a Euro-Dollar Rate Tender Advance shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

                  (c) All payments of principal, interest and fees and all other amounts to be made by Lessor pursuant to this Agreement with respect to any Reimbursement Obligations, or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each LC Issuer, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such LC Issuer is organized or any political subdivision thereof and, in the case of each LC Issuer, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such LC Issuer's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that Lessor is required by applicable law to make any such withholding or deduction of Taxes with respect to any Tender Advance or fee or other amount, Lessor shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any LC Issuer in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such LC Issuer additional amounts as may be necessary in order that the amount received by such LC Issuer after the required withholding or other payment shall equal the amount such LC Issuer would have received had no such withholding or other payment been made.

                  Each Lender which is not organized under the laws of the United States or any state thereof agrees to deliver to Agent, Lessor and Lessee, on the Closing Date (or on any later date on which such Lender first becomes a Lender hereunder) all appropriate forms, certificate or other appropriate documents necessary to establish that it is entitled to receive payments of principal and interest under this Agreement and the Reimbursement Notes without deduction and free from withholding of any Taxes.

                  In the event any Lender receives a refund of any Taxes paid by or on behalf of Lessor pursuant to this Section 2.06(c), it will pay to Lessor (or pursuant to its direction) the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter it is required to return such refund, Lessor shall promptly repay to it the amount of such refund.

                  Without prejudice to the survival of any other agreement of Lessor hereunder, the agreements and obligations of Lessor and the LC Issuers contained in this Section 2.06(c) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Reimbursement Notes.

                  Section 2.07. Computation of Interest and Impositions. Interest on Base Rate Tender Advances and other Reimbursement Obligations (other than Euro-Dollar Rate Tender Advances) shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Rate Tender Advances shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Commitment fees, Letter of Credit Fees and any other fees and Impositions payable under this
Article II shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                   ARTICLE III

         CONDITIONS TO BORROWINGS AND ISSUANCE OF THE LETTERS OF CREDIT

                  Section 3.01. Conditions to Issuance of the Letters of Credit. The obligation of each LC Issuer to issue its Letter of Credit is subject to the satisfaction of the conditions set forth in Sections 3.02 (if applicable) and receipt by the Agent of the following (as to the documents described in paragraphs (a),(c), (d) and (e) below, in sufficient number of counterparts for delivery of a counterpart to each Lender and retention of one counterpart by the Agent):

                  (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission of such executed counterpart, with the original to be sent to the Agent by overnight courier);

                  (b) a duly executed Reimbursement Note for the account of each LC Issuer complying with the provisions of Section 3.01(e)(iii);

                  (c) opinion letters (together with any opinions of local counsel relied on therein) of Wolff & Samson, counsel for Lessor, dated as of the Closing Date, (i) substantially in the form of Exhibit A-1 relating to corporate matters and enforceability and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Lender may reasonably request, and (ii) substantially in the form of Exhibit A-2 to the effect that, in the event either of the Common Members, or their respective successors becomes insolvent, neither Lessor nor its assets and liabilities would be substantively consolidated with such insolvent Common Member or successor;

                  (d) an opinion of Jones, Day, Reavis & Pogue, special counsel for the Agent, dated as of the Closing Date, substantially in the form of Exhibit B and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

                  (e) a certificate (the "Closing Certificate") substantially in the form of Exhibit E), dated as of the Closing Date, signed by a principal financial officer of Lessor to the effect that (i) no Default has occurred and is continuing on the date of issuance of the Letters of Credit, and (ii) the representations and warranties of Lessor contained in Article IV are true on and as of the date of issuance of the Letters of Credit hereunder;

                  (f) all documents which the Agent or any Lender may reasonably request relating to the existence of Lessor, the corporate authority for and the validity of this Agreement and the Reimbursement Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including, without limitation, a certificate of Lessor substantially in the form of Exhibit F (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of Lessor, certifying as to the names, true signatures and incumbency of the officer or officers of Lessor authorized to execute and deliver the Operative Documents, and certified copies of the following items, respectively: (i) Lessor's Certificate of Formation, (ii) the Operating Agreement, (iii) a certificate of the Secretary of State of the State of New Jersey as to its good standing, and (iv) the action taken by the managers of Lessor authorizing Lessor's execution, delivery and performance of this Agreement, the Reimbursement Notes and the other Operative Documents to which Lessor is a party;

                  (g) receipt in immediately available funds all fees payable on the Closing Date pursuant to Sections 2.01 and 2.04;

                  (h) all agreements, instruments, and documents evidencing, securing or relating to the Bonds, the Indenture, the Lease, the Preferred Membership Interests, the Common Membership Interests, and the terms and conditions of the Operating Agreement will be in form and substance satisfactory to the Agent and the Lenders;

                  (i) from Lessor a fully executed counterpart of the Lease, which Lease shall be satisfactory to the Agent and the Lenders in all respects, attached as Exhibit G; and

                  (j) receipt by the Agent of each of the other Operative Documents, duly executed by the parties thereto.

                  Section 3.02. Conditions to Certain Events. Lessor agrees that each of the following conditions shall be satisfied at the relevant times required for satisfaction thereof pursuant to the following provisions:

                  (a) for the first Project Cost Disbursement for any Individual Property, the execution and delivery of a Supplemental Lease for the Individual Property relating thereto, a Mortgage and Assignment of Rents relating to such Project, and other documents to be satisfactory in all respects to the Agent (including any ground lease), and with the liens, security titles and security interests in favor of the Agent (for the benefit of itself and the Lenders) to be a first and only lien or security title and security interest in and to each Individual Property, subject to no encumbrances or exceptions other than Permitted Exceptions;

                  (b) On or before the earlier to occur of (i) the date of the acquisition of the land for any Individual Property (the "Land Acquisition Date"), or (ii) the date of a Project Cost Disbursement for the purchase price therefor, the Agent (for the benefit of the Lenders) shall be provided with a mortgage title insurance policy (or binding commitment therefor), insuring the lien or security title of the Agent (for the benefit of itself, the LC Issuer and the Lenders) as a first and only lien or security title to each Individual Property, subject to no encumbrances or exceptions other than any which are approved by the Agent in its sole discretion.

                  (c) Lessee shall have provided Lessor, the Agent and the Lenders with the following, for each Individual Property: (A)(a) On or before the Land Acquisition Date, a current ALTA-ACSM boundary survey of the Individual Property site (showing any existing improvements from a registered surveyor), and (b) on the Applicable Completion Date, an as-built survey by the original surveyor as of the Applicable Completion Date; and (B) on or prior to the date of commencement of construction on the Individual Property (the "Construction Commencement Date"), a complete set of architectural and engineering plans and design specifications for the construction, installation and completion of the Individual Property; (C) On or prior to the Construction Commencement Date, an appraisal from an independent MAI appraiser, engaged by the Agent at the expense of Lessee, setting forth the estimated fair market value of the Individual Property on the Applicable Completion Date (on an "as completed" basis in accordance with the Proposed Plan), which shall be at least 90% of the anticipated total Project Cost for such Individual Property, which appraisal will satisfy all applicable FIRREA and other bank regulatory requirements; all of the foregoing to be reasonably satisfactory to each of the Agent, in its sole discretion.

                  (d) Lessor, the Agent and the Lenders will be provided for each Individual Property, on or before the Land Acquisition Date, a current Phase I environmental report satisfying the minimum standards set forth in ASTME 1527-94 (and, if recommended in or indicated by the Phase I environmental report, a Phase II, environmental soil test or other environmental report or reports).

                  (e) on or before the Land Acquisition Date for each Individual Property, all filings or recordings of Operative Documents considered necessary or desirable by the Agent with respect to such Individual Property shall be completed and all taxes and fees in connection therewith paid by Lessee or Lessor;

                  (j) Lessor, the Agent and the Lenders will be provided for each Individual Property, on or before the Land Acquisition Date for each Individual Property, favorable opinions of counsel to Lessor and (if required by the Lease) Lessee covering such matters incident to the transactions as the Agent may require, together with such certified resolutions and incumbency certificates, and such other certificates and documents as the Agent or the Lenders may reasonably request; and

                  (k) As of the date of each Project Cost Disbursement, and after giving effect thereto, the aggregate amount of Project Cost Investments shall be not less than 3% of all Project Costs incurred for any portion of which Project Cost Disbursements have been requested as of such date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Lessor hereby represents and warrants that:

                  Section 4.01. Existence and Power. Lessor is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and existence, and Lessor is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all limited liability powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  Section 4.02. Limited Liability Company and Governmental Authorization; No Contravention. The execution, delivery and performance by Lessor of this Agreement, the Reimbursement Notes and the other Operative Documents (i) are within its limited liability company powers, (ii) have been duly authorized by all respective necessary limited liability company action,
(iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of its Certificate of Formation or the Operating Agreement or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, and (v) do not result in the creation or imposition of any Lien on any of its assets, except in favor the Agent.

                  Section 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of Lessor, enforceable in accordance with its terms, and the Reimbursement Notes and the other Operative Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of Lessor, enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

                  Section 4.04. Financial Information. (a) The consolidated balance sheet of Parent as of December 31, 1996 and the related consolidated statements of income and cash, shareholders' equity and cash flows for such Fiscal Year, setting forth (in comparative form as to the statements of income and cash flows) the figures for the previous fiscal year, the Form 10Q of the Parent and the separate consolidating statements for the Lessor as of June 30, 1997, copies of which have been delivered to the Agent and each of the Lenders, fairly present in all material respects, in accordance with GAAP, the respective consolidated financial position of Parent and Lessor, as applicable, as of such dates and their consolidated results of operations and (if included) cash flows for such periods stated.

                  (b) Since June 30, 1997, there has been no event, act, condition or occurrence having a Material Adverse Effect.

                  Section 4.05. No LItigation. (a) There is no action, suit or proceeding pending, or to the knowledge of Lessor threatened, against Lessor before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity of or could impair the ability of Lessor to perform its obligations under, this Agreement, the Reimbursement Notes or any of the other Operative Documents.

                  Ssection 4.06. Compliance with ERISA. (a) Lessor and each member of such Lessor's Controlled Group (if any), has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

                  (b) Neither Lessor nor any member of Lessor's Controlled Group (if any) is or ever has been obligated to contribute to any Multiemployer Plan.

                  Section 4.07. Compliance wiht Laws; Payment of Taxes. Lessor is in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings, and except where non-compliance has not had and would not be reasonably expected to cause a Material Adverse Effect.

There has been filed on behalf of Lessor all Federal, state and local income, excise, property and other tax returns which are required to be filed by it and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of Lessor have been paid, except where non-compliance has not had and would reasonably be expected to cause a Material Adverse Effect. The charges, accruals and reserves on the books of Lessor in respect of taxes or other governmental charges are, respectively, in the opinion of Lessor, adequate.

                  Section 4.08. Subsidiaries. Lessor has no Subsidiaries.

                  Section 4.09. Investment Company Act. Lessor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  Section 4.10. Public Utility Holding Company Act. Lessor is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  Section 4.11. Ownership of Property. Lessor has title to its properties sufficient for the conduct of its business.

                  Section 4.12. No Default. Lessor is not in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  Section 4.13. Full Disclosure. All information heretofore furnished by Lessor to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by Lessor to the Agent or any Lender will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. Lessor has disclosed to the Lenders in writing any and all facts which could have or cause a Material Adverse Effect.

                  Secton 4.14. Environmental Matters. (a) Lessor is not subject to any Environmental Liability which could have or cause a Material Adverse Effect and Lessor has not been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed (i) National
Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

                  (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of Lessor, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

                  (c) Lessor has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and Lessor's business.

                  Section 4.15. Membership Interests. The Common Membership Interests, Preferred Membership Interests and all debentures, bonds, notes and all other securities of Lessor presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. Based solely upon the representations of the Common Members and the Preferred Members contained in the Operating Agreement, the issued Common Membership Interests and Preferred Membership Interests are owned by the Common Members and the Preferred Member, respectively, free and clear of any Lien or adverse claim.

                  Section 4.16. Margin Stock. No Letter of Credit will be used +to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation G,T, U or X.

                  Section 4.17. Insolvency. After giving effect to the execution and delivery of the Operative Documents and the issuance of the Letters of
Credit: (i) Lessor will not (x) be "insolvent," within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101 of the "Bankruptcy Code", or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of
Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and (ii) the obligations of Lessor under the Operative Documents and with respect to the Letters of Credit will not be rendered avoidable under any Other Applicable Law. For purposes of this Section 4.17, "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

                  Section 4.18. Insurance. Lessor has (or Lessor has caused Lessee to obtain), with financially sound and reputable insurance companies, insurance in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                                    ARTICLE V

                                    COVENANTS

                  Lessor agrees that, so long as any amount payable to any Agent or any Lender hereunder or under any Reimbursement Note remains unpaid or the Letters of Credit remains in effect:

                  Section 5.01. Information. Lessor will deliver (and, with respect to clauses (a), (b), and (d) through and including (h), will cause Lessee to deliver such items pursuant to the Lease), to each of the Lenders:

                  (a) as soon as available to the public and in any event within
         95 days after the end of each Fiscal Year, (x) for Lessor, the consolidated balance sheet of Parent as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth (in comparative form as to the statements of income) the figures for the previous fiscal year, all reported on by Richard A. Eisner Company, LLP or other independent public accountants of nationally recognized standing, together with separate consolidating statements for the Lessor, certified as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of Parent, and
         (y) for the Lessee, its consolidated balance sheet as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and (if included) cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP (as to Lessee) or other independent public accountants of nationally recognized standing, with such report to be free of exceptions and qualifications not acceptable to the Required Lenders;

                  (b) as soon as available to the public and in any event within 50 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, its respective consolidated balance sheet as of the end of such Fiscal Quarter and the related statement of income for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth (in comparative form as to the statements of income of the Lessor and in each case in comparative form as to the Lessee) the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified
         (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by its respective chief financial officer or the chief accounting officer (except for normal year end adjustments and notes to financial statements, which will be omitted);

                  (c) upon receipt thereof, any notice, report or other delivery required to be delivered by Lessee pursuant to the terms of the Lease;

                  (d) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, (i) the Compliance Certificate of Lessee delivered pursuant to Section
         2.1(s)(iii) of the Lease setting forth in reasonable detail the calculations required to establish whether Lessee was in compliance with the financial covenants contained in Section 2.1(u) through (x), inclusive, of the Lease on the date of such financial statements, and stating whether any Default exists under the Lease on the date of such certificate and, if any Default then exists under the Lease, setting forth the details thereof and the action which Lessee is taking or proposes to take with respect thereto and (ii) a certificate of Lessor stating whether any Default exists hereunder on the date of such certificate and, if any Default then exists hereunder, setting forth the details thereof and the action which Lessor is taking or proposes to take with respect thereto;

                  (e) within 5 Domestic Business Days after Lessor becomes aware of the occurrence of any Default, a certificate of its respective chief financial officer or the chief accounting officer setting forth the details thereof and the action which it is taking or proposes to take with respect thereto, or any similar such certificate of Lessee furnished pursuant to the Lease;

                  (f) promptly upon the mailing thereof to their respective members or shareholders generally, copies of all financial statements, reports and proxy statements so mailed;

                  (g)  promptly   upon  the  filing   thereof,   copies  of  all
         registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which Lessor, Parent or Lessee shall have filed with the Securities and Exchange Commission;

                  (h) if and when any member of any Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

                  (i) upon receipt thereof, any notice, report or other delivery required to be delivered by Lessor pursuant to the terms of the Indenture; and

                  (j) from time to time such additional information regarding the financial position or business of Lessor as the Agent, at the request of any Lender, may reasonably request.

                  Section 5.02. Inspection of Property, Books and Records. Lessor will, and will cause (pursuant to the Lease) Lessee to (i) keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective business and activities; and (ii) permit representatives of any Lender at such Lender's expense prior to the occurrence of a Default and at the Lessor's expense after the occurrence of a Default to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants. Lessor agrees to, and will cause (pursuant to the Lease) Lessee to, cooperate and assist in such respective visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

                  Section 5.03. Maintenance of Existence. Lessor shall maintain its existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

                  Section 5.04. Dissolution. Lessor shall not suffer or permit its dissolution or liquidation either in whole or in part or redeem or retire any of its own membership interests except through corporate reorganization to the extent permitted by Section 5.08.

                  Section 5.05. Certain Amendments Requiring Consent. Without the prior written consent of the Agent and the Required Lenders, Lessor shall not: (i) amend, modify or terminate the Indenture, the Agency and Development Agreement, the Lease or the Payment Direction Agreement; or (ii) take any action under the Agency and Development Agreement or the Lease; provided, however, that Lessor shall not amend or modify the definitions of Basic Rent and Supplemental Rent or the provisions of Sections 3.3, 3.5 (except as expressly contemplated in the Lease with respect to any prepayment of Rent or purchase of any of the Leased Properties) or 3.8 of the Lease without the prior written consent of the Agent and all of the Lenders.

                  Section 5.06. Use of Proceeds. The proceeds of the Project Cost Disbursements for Individual Properties shall be used by Lessor solely for the acquisition, assembly and construction of the Individual Properties by Lessor and Lessee, as development agent for Lessor. In no event shall the proceeds of the Project Cost Disbursements be used in any manner which would constitute the use of such proceeds directly or indirectly, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or for any purpose in violation of any applicable law or regulation.

                  Section 5.07. Compliance with Laws; Payment of Taxes. Lessor will, and will cause each member of its Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued and except where non-compliance has not had and would reasonably be expected to cause a Material Adverse Effect. Lessor will pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against its property, except liabilities being contested in good faith and against which, if requested by the Agent, Lessor will set up reserves in accordance with GAAP and except where non-compliance has not had and would reasonably be expected to cause a Material Adverse Effect and would not cause a lien against any of the Collateral.

                  Section 5.08. Consolidations, Mergers and Sales of Assets. Lessor will not consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment.

                  Section 5.09. Maintenance of Property. Lessor shall maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted, and in accordance with the provisions of the Lease.

                  Section 5.10. Restricted Payments. Lessor will not declare or make any Restricted Payment during any Fiscal Year, except that Distributions may be made from amounts in the Additional Rent Collateral Reserve Account pursuant to Section 2.02, so long as no Event of Default exists.

                  Section 5.11. Loans or Advances. Lessor shall not make loans or advances to any Person, except deposits required by government agencies or public utilities or required in order to comply with any applicable provisions of any of the "Transaction Documents" (as defined in the Lease).

                  Section 5.12. Investments. Lessor shall not make Investments in any Person except as permitted by Section 5.11 and except Investments in (i) direct obligations of the United States Government maturing within one year,
(ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Agent, (iii) commercial paper rated A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 6 months after the date of acquisition, (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's; and/or (v) Investments permitted by the terms of Section
5.05 of the Indenture; provided, however, immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.

                  Section 5.13. Additional Debt. Lessor shall not incur any Debt, other than pursuant to this Agreement.

                  Section 5.14. No Other Businesses. Lessor shall engage in no other business or activities, other than the ownership and leasing of the Individual Properties, as contemplated herein and in the Operative Documents.

                  Section 5.15. Retention and Disposition of Certain Proceeds. In the event the Agent receives any excess "Net Proceeds" (as defined in the Lease) pursuant to Section 19.1(b), surplus proceeds pursuant to Section 19.2(b) of the Lease, or any excess condemnation award pursuant to Section 19.3(c) of the Lease, such amounts shall be held by the Agent as a collateral reserve (the "Net Proceeds Collateral Reserve Account") to secure payment of the Obligations; provided, that if all Letters of Credit have been terminated and all Obligations have been paid in full, then the Agent shall disburse any remaining amount in the Net Proceeds Collateral Reserve Account in accordance with the applicable provisions of such Sections of the Lease.

                                   ARTICLE VI

                                    DEFAULTS

                  Secton 6.01 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) Lessor shall fail to pay when due any Letter of Credit Obligations or principal amount of any Reimbursement Note, or shall fail to pay any interest on any Reimbursement Note within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or any other Obligations within 5 Domestic Business Days after such fee or other amount becomes due; or

                  (b) Lessor shall fail to observe or perform any covenant or agreement contained in:

                           (1) any of Sections 5.03,  5.04, 5.05, 5.08, or 5.10,
                  5.11, 5.12 (other than arising out of temporary Investments of cash in cash equivalents which are not otherwise permitted by
                  Section  5.12,  which  shall be  subject to clause (2) of this
                  Section 6.01(b)), 5.13 or 5.14 of this Agreement; or

                           (2) any other provision of this Agreement for 30 days
                  after the earlier of (i) the first day on which Lessor has knowledge of such failure or (ii) written notice thereof has been given to Lessor by the Agent at the request of any Lender; or

                  (c) an "Event of Default" shall have occurred under the Indenture; or

                  (d) any representation, warranty, certification or statement made by Lessor in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

                  (e) Lessor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  (f) an involuntary case or other proceeding shall be commenced against Lessor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Lessor under the federal bankruptcy laws as now or hereafter in effect; or

                  (g) Lessor or any member of its Controlled Groups shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by Lessor or any member of their respective Controlled Groups, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

                  (h) one or more judgments or orders for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against Lessor and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

                  (i) a federal  tax lien shall be filed  against  Lessor  under
         Section 6323 of the Code or a lien of the PBGC shall be filed against Lessor under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

                  (j) the occurrence of any event, act, occurrence, or condition which the Required Lenders determine either does or has a reasonable likelihood of causing a Material Adverse Effect;

                  (k) an "Event of Default" under the Lease shall have occurred or be in existence;

                  (l) an "Event of Default" shall have occurred under the Agency and Development Agreement; or.

                  (m) an "Event of Default" shall occur under the Mortgage or the Assignment of Rents, or Lessee or Lessor, as applicable, shall fail to observe or perform any covenant or agreement contained the Lessee Undertaking or the Fund Account Security Agreement, and such failure is not cured within any applicable grace or cure period contained therein.

then, and in every such event:

                           (i) the Agent  shall,  if  requested  by the Required
                  Lenders, by notice to Lessor, declare the Reimbursement Notes (together with accrued interest thereon), and all other amounts payable hereunder and under the other Operative Documents, to be, and the Reimbursement Notes (together with accrued interest thereon), and all other amounts payable hereunder and under the other Operative Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Lessor, together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default, and apply any amounts in the Additional Rent Collateral Reserve Account in accordance with Section 6.02; provided that if any Event of Default specified in paragraph (e) or (f) above occurs, without any notice by the Agent or the Required Lenders to Lessor or any other act by the Agent or the Required Lenders, the Reimbursement Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Operative Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Lessor together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default;

                           (ii) subject to the final sentence of this Section 6.01, the Agent shall, if requested by the Required Lenders, by notice to the Trustee, direct the Trustee to call the Bonds for mandatory purchase or declare the principal of the Bonds to be immediately due and payable pursuant to Section 5.08(a)(v) and 7.01(f) of the Indenture; and

                           (iii) if the Reimbursement  Obligations have not been
                  paid as required by Section 2.01(e)(i) with respect to any Letter of Credit, the Agent shall, if requested by the Required Lenders, give notice to the Trustee, on behalf of all of the LC Issuers, that the Letters of Credit will not be reinstated following a Series A Bonds Scheduled Payment Drawing, a Series B Bonds Scheduled Payment Drawing or a Tender Drawing. In addition, subject to the final sentence of this Section 6.01, upon the occurrence of an Event of Default, to the extent of any existing Letter of Credit Obligations, upon the demand of the Agent (acting at the direction of the Required Lenders) by notice to Lessor, Lessor shall immediately deposit the principal amount thereof with the Agent and the Agent shall set aside the amounts so deposited as a collateral reserve account (the "Reimbursement Obligations Collateral Reserve Account") for payment of the Reimbursement Obligations relating to Letters of Credit which are subsequently funded; provided that if any Event of Default specified in paragraph (e) or (f) above occurs, subject to the final sentence of this Section 6.01, Lessor shall immediately be obligated to make such deposit without any notice by the Agent or the Required Lenders to Lessor or any other act by the Agent or the Required Lenders. After all Letters of Credit have been cancelled and all Reimbursement Obligations have been satisfied, and each LC Issuer has been reimbursed all amounts funded by it with respect thereto, any balance remaining in the Reimbursement Obligations Collateral Reserve Account may be applied to other Obligations, and, if none, shall be remitted to Lessor;

Notwithstanding the foregoing, the Agent shall have available to it all remedies under this Agreement, under the other Operative Documents, and all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Lenders; provided, however, that so long as all obligations of the Lessee are being paid as and when they come due pursuant to the Lease and the Payment Direction Agreement and no Lease Default has occurred,
(1) the Agent shall not exercise the rights described in clauses (ii) and (iii) above, (2) the Lessee shall have no obligation under the Lease to pay Rent on an accelerated basis to enable Lessor to make the deposit in the Reimbursement Obligations Collateral Reserve Account or to pay the Reimbursement Notes or Reimbursement Obligations, and (3) the Agent shall not terminate the Lease or disturb the rights of Lessee thereunder.

                  Section 6.02. Applicaton of Proceeds of Collateral. Any proceeds of sale or other disposition of the Collateral will be applied by the Agent as follows, and thereafter, in accordance with the Agent's sole discretion:

                  (i) Any proceeds obtained by the Agent or the Lenders from a foreclosure or other exercise of rights and remedies with respect to the Assignment of the Rents, the Fund Account Security Agreement and/or the Lessee Undertaking, any amount in the Additional Rent Collateral Reserve Account maintained by the Agent pursuant to Section 2.02 or the Net Proceeds Collateral Reserve Account maintained by the Agent pursuant to Section 5.15, shall (after payment of the Obligations consisting of any unpaid Impositions and any costs and other expenses relating to the enforcement of such Operative Documents) be applied (i) first, pro rata to interest on the Reimbursement Obligations, (ii) secondly, pro rata to the Reimbursement Obligations (Series A Bonds) and (iii) lastly, pro rata to the Reimbursement Obligations (Series B Bonds).

                  (ii) Any proceeds obtained by the Agent or the Lenders from a foreclosure or other exercise of rights and remedies with respect to the Mortgages shall (after payment of the Obligations consisting of any unpaid Impositions and any costs and other expenses relating to the enforcement of such Operative Documents) be applied (i) first, pro rata to interest on the Reimbursement Obligations, (ii) secondly, pro rata to the Reimbursement Obligations (Series B Bonds), and (iii) lastly, pro rata to the Reimbursement Obligations (Series A Bonds).

In the event that the sale or other disposition of the Collateral fails to fully satisfy any of the Obligations, Lessor shall remain liable to the Agent and the Lenders for any deficiency in the Obligations.


                                   ARTICLE VII

                                    THE AGENT


                  Section 7.01. Appointment;  Powers and Immunities. Each Lender
hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Operative Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Operative Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Lender under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by Lessor to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Lenders, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Lenders, and Lessor shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Operative Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Lessor. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender.

                  Section 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders in any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

                  Section 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Reimbursement Obligations) unless the Agent has received notice from a Lender or Lessor specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall give each Lender prompt notice of each nonpayment of principal of or interest on the Reimbursement Obligations whether or not it has received any notice of the occurrence of such nonpayment. The Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  Section 7.04. Rights of Agent and its Affiliates as a Lender. With respect to the Wachovia Letter of Credit, Wachovia in its capacity as a Lender hereunder and any Affiliate of the Agent or such Affiliate in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though Wachovia were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Wachovia in its individual capacity and any Affiliate of the Agent in its individual capacity. The Agent and any Affiliate of the Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Lessor (and any of such Lessor's Affiliates), and hold the Preferred Membership Interests and act as Preferred Member, as if Wachovia were not acting as the Agent, and the Agent and any Affiliate of the Agent may accept fees and other consideration from Lessor (in addition to any agency fees and arrangement fees heretofore agreed to between Lessor and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Lenders.

                  Section 7.05. Indemnification. Each Lender severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by Lessor, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                  Section 7.06. Consequential Damages. THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY LENDER, LESSOR OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER Operative Documents OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  Ssection 7.07. Payee of  Reimbursement  Note Treated as Owner.
The Agent may deem and treat the payee of any Reimbursement Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Reimbursement Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Reimbursement Note or of any Reimbursement Note or Reimbursement Notes issued in exchange therefor or replacement thereof.

                  Section 7.08. Nonreliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Lessor and of Lessee and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Operative Documents. The Agent shall not be required to keep itself (or any Lender) informed as to the performance or observance by Lessor of this Agreement or by Lessee of the Lease or by Lessor or Lessee of any of the other Operative Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of Lessor, Lessee or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the other Operative Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Lessor, Lessee or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

                  Section 7.09. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Operative Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section
7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

                  Section 7.10. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and Lessor, and the Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.


                                  ARTICLE VIII

                      CHANGE IN CIRCUMSTANCES; COMPENSATION

                  Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

                  (a) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

                  (b) any LC Issuer advises the Agent that the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such LC Issuer of funding a Euro-Dollar Rate Tender Advance, the Agent shall forthwith give notice thereof to Lessor and Lessee, whereupon until the Agent notifies Lessor and Lessee that the circumstances giving rise to such suspension no longer exist, the obligations of such LC Issuer to make or maintain a Euro-Dollar Rate Tender Advance shall be suspended, and such Tender Advance shall be a Base Rate Tender Advance.

                  Section 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any LC Issuer (or its Lending Office) to make, maintain or fund any Euro-Dollar Tender Advance and such LC Issuer shall so notify the Agent, the Agent shall forthwith give notice thereof to Lessor and Lessee, whereupon until such LC Issuer notifies Lessor, Lessee and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such LC Issuer to make or maintain Euro-Dollar Tender Advances shall be suspended. Before giving any notice to the Agent pursuant to this Section, such LC Issuer shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such LC Issuer, be otherwise disadvantageous to such LC Issuer. If such LC Issuer shall determine that it may not lawfully continue to maintain and fund any outstanding Euro-Dollar Tender Advance to the last day of the applicable Interest Period and shall so specify in such notice, Lessor shall immediately pay in full the accrued interest on such Euro-Dollar Tender Advance and any amount due such LC Issuer pursuant to Section 8.05(a), and such Tender Advance shall become a Base Rate Tender Advance.

                  Section 8.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by any LC Issuer (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

                  (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Euro-Dollar Rate Tender Advance (or its Lending Office); or

                  (ii) shall impose on any LC Issuer (or its Lending Office) or on the London interbank market any other condition affecting its
         Euro-Dollar Rate Tender Advance, its Reimbursement Note or its obligation to make Euro-Dollar Rate Tender Advances;

and the result of any of the foregoing is to increase the cost to such LC Issuer (or its Lending Office) of making or maintaining any Euro-Dollar Rate Tender Advance, or to reduce the amount of any sum received or receivable by such LC Issuer (or its Lending Office) under this Agreement or under its Reimbursement Note with respect thereto, by an amount deemed by such LC Issuer to be material, then, within 15 days after demand by such LC Issuer made to Lessor and Lessee(with a copy to the Agent), Lessor shall pay to such LC Issuer such additional amount or amounts as will compensate such LC Issuer for such increased cost or reduction; provided, that no such LC Issuer shall be entitled to any such compensation for any such increased cost or reduction of sum received or receivable incurred more than 45 days prior to the date of its written demand for such compensation.

                  (b) If any LC Issuer shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any LC Issuer (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such LC Issuer's capital as a consequence of its obligations hereunder to a level below that which such LC Issuer could have achieved but for such adoption, change or compliance (taking into consideration such LC Issuer's policies with respect to capital adequacy) by an amount deemed by such LC Issuer to be material, then from time to time, within 15 days after demand by such LC Issuer made to Lessor and Lessee, Lessor shall pay to such LC Issuer such additional amount or amounts as will compensate such LC Issuer for such reduction; provided, that no such LC Issuer shall be entitled to any such compensation for any such reduction of the rate of return incurred more than 45 days prior to the date of its written demand for such compensation.

                  (c) Each LC Issuer will promptly notify Lessor, Lessee and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such LC Issuer to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such LC Issuer, be otherwise disadvantageous to such LC Issuer. A certificate of any LC Issuer claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such LC Issuer may use any reasonable averaging and attribution methods.

                  (d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

                  Section 8.04. Base Rate Tender Advances Substituted for Euro-Dollar Rate Tender Advances. If (i) the obligation of any LC Issuer to make or maintain any Euro-Dollar Rate Tender Advance has been suspended pursuant to
Section 8.02 or (ii) any LC Issuer has demanded compensation under Section 8.03, and Lessee (acting on behalf of Lessor) shall, by at least 5 Euro-Dollar Business Days' prior notice to such LC Issuer through the Agent, have elected that the provisions of this Section shall apply to such LC Issuer, then, unless and until such LC Issuer notifies Lessor and Lessee that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (a) all Tender Advances which would otherwise be made or maintained by such LC Issuer as Euro-Dollar Tender Advances shall be made instead as Base Rate Tender Advances (in all cases interest and principal on such Base Rate Tender Advances shall be payable contemporaneously with the related Euro-Dollar Rate Tender Advances, if any, of the other LC Issuers), and

                  (b) after each of its Euro-Dollar Tender Advances has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Rate Tender Advances shall be applied to repay its Base Rate Tender Advances instead.

                  Section 8.05. Compensation. Upon the request of any LC Issuer, delivered to Lessor, Lessee and the Agent, Lessor shall pay to such LC Issuer such amount or amounts as shall compensate such LC Issuer for any loss, cost or expense incurred by such LC Issuer as a result of any payment or prepayment of a Euro-Dollar Rate Tender Advance on a date other than the last day of an Interest Period for such Euro-Dollar Rate Tender Advance; such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid for the period from the date of such payment or prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Rate Tender Advance (or, in the case of a failure to prepay, the Interest Period for such Euro-Dollar Rate Tender Advance which would have commenced on the date of such failure to prepay) at the applicable rate of interest for such Euro-Dollar Rate Tender Advance provided for herein (excluding, however, for purposes of this Section only, the components of the Euro-Dollar Rate other than the Adjusted London Interbank Rate in determining such rate of interest) over
(y) the amount of interest (as reasonably determined by such LC Issuer) such LC Issuer would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

                  Section 8.06. Replacement of LC Issuer. In the event that any LC Issuer gives any notice under Section 8.02 resulting in the suspension of its obligation to make or maintain Euro-Dollar Tender Advances or requests compensation pursuant to Section 8.03 or Lessor is required to make any payment pursuant to Section 2.06(c), then, so long as the condition giving rise to such suspension, compensation or payment exists, Lessee (acting on behalf of Lessor) may designate another bank or financial institution which is an Eligible Lender (such bank or financial institution being herein called a "Replacement LC Issuer") acceptable to the Agent (which acceptance will not be unreasonably withheld) and which is not an Affiliate of Lessor or Lessee, to replace the Letter of Credit of such LC Issuer and assume such LC Issuer's Commitment hereunder and purchase such LC Issuer's Reimbursement Note and rights under this Agreement, all without recourse to or representation or warranty by, or expense to, such LC Issuer, for a purchase price equal to the outstanding principal amount of the Reimbursement Note of such LC Issuer plus any accrued but unpaid interest on such Euro-Dollar Rate Tender Advance and accrued but unpaid fees owing to such LC Issuer plus any amounts payable to such LC Issuer under Section 8.05, and upon such replacement, assumption, purchase and substitution, and subject to the execution and delivery by the Replacement LC Issuer to the Agent, for re-delivery to the Trustee, of the replacement Letter of Credit and to the Agent of an Assignment and Acceptance, the Replacement LC Issuer shall succeed to the rights and obligations of such LC Issuer hereunder. In the event that Lessor exercises its rights under the preceding sentence, the LC Issuer against which such rights were exercised shall no longer be a party hereto or have any rights or obligations hereunder; provided that the obligations of Lessor to such LC Issuer under Article VIII and Section 9.03 with respect to events occurring or obligations arising before or as a result of such replacement shall survive such exercise.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Secton 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received. A copy of any notice given by any party hereunder shall be given to the Lessee at its address specified in the Lease or such other address or telecopier number as the Lessee may hereafter specify to the parties hereto.

                  Section 9.02. No Waivers. No failure or delay by the Agent or any Lender in exercising any right, power or privilege hereunder or under any Reimbursement Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  Section 9.03.  Expenses;  Documentary Taxes.  Lessor shall pay
(i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement and the other Operative Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Agent and the Lenders, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Operative Documents. Lessor shall indemnify the Agent and each Lender against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement, the Reimbursement Notes or the other Operative Documents.

                  Section 9.04. Indemnification. Lessor shall indemnify the Agent, the Lenders and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by Lessor of the proceeds of any extension of credit by any Lender hereunder or breach by Lessor of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Lenders to enforce this Agreement or any of the other Operative Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and Lessor shall reimburse the Agent and each Lender, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified.

                  Section 9.05. Setoff; Sharing of Setoffs. (a) Lessor hereby grants to the Agent and each Lender a lien for all indebtedness and obligations owing to them from Lessor upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or any such Lender or otherwise in the possession or control of the Agent or any such Lender for any purpose for the account or benefit of Lessor and including any balance of any deposit account or of any credit of Lessor with the Agent or any such Lender, whether now existing or hereafter established hereby authorizing the Agent and each Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the indebtedness and obligations owing by Lessor to the Lenders and/or the Agent then past due and in such amounts as they may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or any such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

                  (b) Each Lender agrees that if it shall, by exercising any right of setoff or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of Obligations owed to it which is greater than the proportion received by any other Lender in respect of the aggregate amount of all Obligations held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Obligations owing to such other Lenders, and such other adjustments shall be made, as may be required so that all such payments of Obligations owing to such other Lenders shall be shared by the Lenders pro rata; provided that if all or any portion of such payment received by the purchasing Lender is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price of such participation to the extent of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (x) the amount of such other Lender's required repayment to (y) the total amount so recovered from the purchasing Lender) of any Obligations paid or payable by the purchasing Lender in respect of the total amount so recovered. Lessor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in any of the Obligations, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Lessor in the amount of such participation.

                  Section 9.06. Amendments and Waivers. (a) Any provision of this Agreement, the Reimbursement Notes or any other Operative Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Lessor and the Required Lenders (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that, no such amendment or waiver shall, unless signed by all Lenders, (i) change the Commitment of any Lender or subject any Lender to any additional obligation, (ii) change the principal of or rate of interest on any Reimbursement Note or other Reimbursement Obligation or any fees (other than fees payable to the Agent) hereunder, (iii) change the date fixed for any payment of principal of or interest on any Reimbursement Note or other Reimbursement Obligation or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Reimbursement Notes, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement,
(vi) change the manner of application of any payments made under this Agreement or the Reimbursement Notes, (vii) release or substitute any Individual Property or all or any substantial part of any other collateral (if any) held as security for the Obligations (other than (x) a substitution of Individual Properties pursuant to Section 4.4(a) of the Lease, which may be done with the consent of the Agent and the Required Lenders, which consent shall not be unreasonably withheld or (y) a release expressly required pursuant to the provisions of the Lease, or (viii) release any Guarantee given to support payment of the Obligations.

                  (b) Lessee will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Lender shall be informed thereof by Lessee and shall be afforded an opportunity of considering the same and shall be supplied by Lessee with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by Lessee to each Lender forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Lenders. Lessor will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as such) as consideration for or as an inducement to the entering into by such Lender of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Lenders.

                  Section 9.07. No Margin Stock Collateral. Each of the Lenders represents to the Agent and each of the other Lenders that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  Section 9.08. Successors and Assigns (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Lessor may not assign or otherwise transfer any of its rights under this Agreement.

                  (b) The LC Participants may not sell sub-participations in the
Wachovia Letter of Credit, except to any Affiliate of such LC Participant (an "LC Sub-participation Affiliate") and may not assign their rights and obligations as an LC Participant except (i) pursuant to 2.01(b) or (ii) otherwise to an Eligible Lender, but only with the express written consent of Wachovia, the Agent and Lessee. Each LC Participant shall be entitled to the benefits of Article VIII with respect to its participation in the Wachovia Letter of Credit and the Reimbursement Note held by Wachovia. Subject to the provisions hereof, the LC Issuers (including Wachovia) may sell participations in their Letters of Credit to any Person (an "Other Participant"). Each Other Participant and LC Sub-participation Affiliate shall be entitled to the benefits of Article VIII with respect to its participation or sub-participation in the Letter of Credit and the Reimbursement Note held by the LC Issuer or LC Participant in which it has purchased a participation or sub-participation, but no Other Participant or LC Sub-participation Affiliate shall be, or have the rights hereunder or under any of the other Operative Documents of, an LC Participant. In the event of any such sale by an LC Issuer of a participating interest to an Other Participant, or sale by an LC Participant of a sub-participation to an LC Sub-participation Affiliate, such LC Issuer's or LC Participant's obligations under this Agreement shall remain unchanged, such LC Issuer or LC Participant shall remain solely responsible for the performance thereof, such LC Issuer or LC Participant shall remain the holder of its Reimbursement Note or participation in the Reimbursement Note of Wachovia, for all purposes under this Agreement, and Lessor and the Agent shall continue to deal solely and directly with such LC Issuer or LC Participant in connection with such LC Issuer's or LC Participant's rights and obligations under this Agreement. In no event shall an LC Issuer that sells a participation to an Other Participant or an LC Participant that sells a sub-participation to an LC Sub-participation Affiliate be obligated to the Other Participant or LC Sub-participation Affiliate to take or refrain from taking any action hereunder except that such LC Issuer or LC Participant may agree that it will not (except as provided below), without the consent of the Other Participant or LC Sub-participation Affiliate, agree to (i) the change of any date fixed for the payment of principal of or interest on the related Reimbursement Obligations,
(ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Letter of Credit or Reimbursement Obligations, (iii) the change of the principal amount of the related Letter of Credit or Reimbursement Obligations, (iv) any change in the rate at which either interest is payable thereon or (if the Other Participant or LC Sub-participation Affiliate is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation or sub-participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Obligations, or (vi) the release of any Guarantee which may hereafter have been given to support payment of the Obligations. Each LC Issuer selling a participating interest in any Letter of Credit and Reimbursement Note shall, and each LC Participant selling a sub-participation to an LC Sub-participation Affiliate, within 10 Domestic Business Days of such sale, provide the Lessor, Lessee and the Agent with written notification stating that such sale has occurred and identifying the Other Participant or LC Sub-participation Affiliate and the interest purchased by such Other Participant or LC Sub-participation Affiliate.

                  (c) Any Lender may at any time assign to one or more banks or financial institutions which would, upon such assignment, be an Eligible Lender (each an "Assignee") all or a proportionate part of its rights and obligations under this Agreement, the Reimbursement Notes, the Letters of Credit and the other Operative Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Lender and the Agent (and, in the case of an Assignee that is not then a Lender, subject to clause (iii) below, by Lessor), (ii) with respect to the sale of its rights and obligations as an LC Issuer, such assignment must be of all of such rights and obligations and such assignee must issue a replacement Letter of Credit, (iii) except during the continuance of a Default, no interest may be sold by a Lender pursuant to this paragraph (c) to any Assignee that is not then a Lender (or an Affiliate of a Lender) without the consent of Lessor, Lessee and the Agent, which consent shall not be unreasonably withheld, and (iv) a Lender may not have more than 2 Assignees that are not then Lenders at any one time. Upon (A) execution of the Assignment and Acceptance by such transferor Lender, and the issuance of any replacement Letter of Credit, if applicable, such Assignee, the Agent and (if applicable) Lessor, (B) delivery of an executed copy of the Assignment and Acceptance to Lessor and the Agent, (C) payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, and (D) payment by such Assignee of a processing and recordation fee of $2,500 to the Agent, such Assignee shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by Lessor, the Lenders or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph
(c), the transferor Lender, the Agent and Lessor shall make appropriate arrangements so that, if required, a new Reimbursement Note is issued to each of such Assignee and such transferor Lender.

                  (d) Subject to the provisions of Section 9.09, Lessor authorizes each Lender to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning Lessor which has been delivered to such Lender by Lessor pursuant to this Agreement or which has been delivered to such Lender by Lessor in connection with such Lender's credit evaluation prior to entering into this Agreement.

                  (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with Lessor's and Lessee's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Lender to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  (f)   Anything   in  this   Section   9.08  to  the   contrary
notwithstanding, any Lender may assign and pledge all or any portion of the Tender Advances and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Tender Advances and/or obligations made by Lessor to the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy Lessors' obligations hereunder in respect of such assigned Tender Advances and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Lender from its obligations hereunder.

                  Section 9.09. Confidentiality. Each Lender agrees to exercise commercially reasonable efforts to keep any information delivered or made available by Lessor to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Letters of Credit and the facility for making Tender Advances; provided that nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Lender or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.09; provided that should disclosure of any such confidential information be required by virtue of clause (ii) of the immediately preceding sentence, to the extent permitted by law, any relevant Lender shall promptly notify Lessor of same so as to allow Lessor to seek a protective order or to take any other appropriate action; provided, further, that, no Lender shall be required to delay compliance with any directive to disclose any such information so as to allow Lessor to effect any such action.

                  Section 9.10. Representations by Lenders. Each Lender hereby represents that it is a commercial lender or financial institution which makes loans and issues letters of credit in the ordinary course of its business and that it will make its Tender Advances (if any) and issue its Letter of Credit (or obtain its participation interest in the Wachovia Letter of Credit) hereunder for its own account in the ordinary course of such business; provided that, subject to Section 9.08, the disposition of the Obligations held by that Lender shall at all times be within its exclusive control.

                  Section 9.11. Obigations Several. The obligations of each LC Issuer hereunder are several, and no LC Issuer shall be responsible for the obligations or commitment of any other LC Issuer hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

                  Section  9.12.   New  York  Law.   This   Agreement  and  each
Reimbursement Note shall be construed in accordance with and governed by the law of the State of New York.

                  Section 9.13. Severability. In case any one or more of the provisions contained in this Agreement, the Reimbursement Notes or any of the other Operative Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

                  Section 9.14. Interest. In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Reimbursement Notes or the other Operative Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Lender, then the excess sum (the "Excess") shall be credited as a payment of principal, unless Lessor shall notify such Lender in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that Lessor not pay and none of the Lenders receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by Lessor under applicable law. The right to accelerate maturity of any of the Reimbursement Notes or payment of the Reimbursement Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Agent and the Lenders do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Agent or the Lenders hereunder or under any of the Reimbursement Notes or the other Operative Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, Lessor covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by Lessor of such Excess, and (ii) Lessor shall not seek or pursue any other remedy, legal or equitable, against the Agent or any Lender, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Agent or any Lender, all interest at any time contracted for, charged or received from Lessor in connection with this Agreement, the Reimbursement Notes or any of the other Operative Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. Lessor, the Agent and each Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Reimbursement Note and each of the other Operative Documents (whether or not any provision of this Section is referred to therein). All such Operative Documents and communications relating to any Interest owed by Lessor and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Reimbursement Notes and the other Operative Documents be automatically recomputed by Lessor, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

                  Section 9.15. Interpretation. No provision of this Agreement or any of the other Operative Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                  Section 9.16. Waiver of Jury Trial; Consent to Jurisdiction. Lessor (a) and each of the Lenders and the Agent irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Operative Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of New York, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Reimbursement Notes and the other Operative Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of New York for the purpose of litigation to enforce this Agreement, the Reimbursement Notes or the other Operative Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to Lessor. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against Lessor personally (but not against the Preferred Member or the Common Members), and against any assets of Lessor, within any other state or jurisdiction.

                  Section 9.17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  Section 9.18. Source of Funds -- ERISA. Each of the Lenders hereby severally (and not jointly) represents to Lessor that no part of the funds to be used by such Lender to fund any Tender Advance made by it or its funding with respect to any Letter of Credit hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest nor (ii) any other assets of any employee benefit plan. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                  Section 9.21. Exculpation. Neither Lessor nor any Preferred Member or Common Member shall have any obligation or liability for payment of the Obligations, either under this Agreement, the Reimbursement Notes or any other Operative Documents, and the Lenders will have no claims or other recourse against Lessor or any Preferred Member or Common Member, or against any assets of Lessor or any Preferred Member or Common Member, in respect of the Obligations, either under this Agreement, the Reimbursement Notes or any other Operative Documents; and the Lenders shall not have any right to enforce any obligations of a Preferred Member or Common Member to make a contribution to Lessor under any provision of the Operating Agreement. Neither Lessor nor any Preferred Member or Common Member nor any of their respective assets shall be subject to any lien, levy, execution or any other enforcement procedure relating directly or indirectly to the Obligations; provided, however, that in the event of a dissolution of Lessor, any assets of Lessor that are received by any Preferred Member or Common Member in such dissolution shall be subject to the claims of the Lenders for the enforcement of payment thereof.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.


                                             MOVIEPLEX REALTY LEASING,
                                             L.L.C.          (SEAL)


                                             By: Randolph, Hudson & Co.,
                                                 Inc., its sole managing
                                                 member

                                             By: /s/Roger J. Burns
                                                 -----------------
                                                 Roger J. Burns
                                                 Vice President

                                             MoviePlex Realty Leasing,
                                             L.L.C.
                                             2 World Trade Center
                                             Suite 2112
                                             New York, New York 10048
                                             Attention: Gilbert Sandler
                                             Telecopier no: 212-775-0901
                                             Confirmation no: 212-775-0222


Commitments                                  WACHOVIA BANK, N.A.,
                                             as Agent and as a
                                             Lender           (SEAL)


                                             By:     /s/Douglas L. Strickland
                                                     ------------------------
                                                     Douglas L. Strickland
                                             Title:  Vice President